As filed with the Securities and Exchange Commission on February 20, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Telix Pharmaceuticals Limited
(Exact name of Registrant as specified in its charter)

Australia	2834	Not Applicable

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Telix Pharmaceuticals Limited
55 Flemington Road
North Melbourne, Victoria, 3051, Australia
+61 3 9093 3855
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Telix Pharmaceuticals (US) Inc.
11700 Exit 5 Pkwy, Suite 200
Fishers, Indiana 46037
(317) 588-9700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Alexander T. Yarbrough Thomas M. Rose Nicole A. Edmonds Troutman Pepper Locke LLP 301 S. College Street, Suite 3400 Charlotte, NC 28202 United States Tel: (704) 998-4050	Dr. Christian Behrenbruch Managing Director & Group Chief Executive Officer Telix Pharmaceuticals Limited 55 Flemington Road North Melbourne, Victoria 3051 Australia Tel: +61 3 9093 3855	Tim McEwen Herbert Smith Freehills Kramer 80 Collins Street Melbourne, Victoria 3000 Australia Tel: +61 3 9288 1549

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS
Telix Pharmaceuticals Limited
American Depositary Shares representing Ordinary Shares

We may offer and sell our ordinary shares in the form of American Depositary Shares (“ADSs”), and the selling securityholders may offer and sell our ADSs, in each case from time to time in one or more offerings in such amounts, at prices and on terms to be determined at or prior to the time of the offering. This prospectus provides you with a general description of the ADSs. We will not receive any proceeds from the sale of our ADSs by the selling securityholders (if any).
Each time we or any selling securityholders offer and sell ADSs, we or such selling securityholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling securityholders, as well as the amounts, prices and terms of the ADSs. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our ADSs.
We may offer and sell the ADSs described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling securityholders may offer and sell our ADSs from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the ADSs, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
We are a “foreign private issuer” under applicable Securities and Exchange Commission (“SEC”) rules.
The ADSs are traded on the Nasdaq Global Select Market under the symbol “TLX”. On February 19, 2026, the last reported sale price for the ADSs on the Nasdaq Global Select Market was $6.71 per ADS. Our ordinary shares are also listed on the Australian Securities Exchange (the “ASX”), under the symbol “TLX.” On February 19, 2026, the last reported sale price of our ordinary shares on the ASX was A$9.13 per ordinary share, equivalent to a price of $6.44 per ADS (based on an assumed exchange rate of A$1.00 to $0.7051, which was the closing rate as of February 19, 2026 obtained from the website of the Reserve Bank of Australia).
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission, any U.S. state securities commission, nor any other foreign securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 20, 2026.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the SEC as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings, and the selling securityholders to be named in a supplement to this prospectus may, from time to time, sell our ADSs in one or more offerings as described in this prospectus. Each time that we or the selling securityholders offer and sell the ADSs, we or the selling securityholders will provide a prospectus supplement to this prospectus that contains specific information about the ADSs being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any ADSs, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we, nor the selling securityholders, have authorized any other person to provide you with different or additional information or to make any representations other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these ADSs in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Telix,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Telix Pharmaceuticals Limited and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of ADSs.

PRESENTATION OF FINANCIAL INFORMATION
As of January 1, 2025, our presentation currency is the United States Dollar (“USD” or “US$”), and we report under IFRS Accounting Standards, as issued by the International Accounting Standards Board (“IFRS Accounting Standards”). None of the consolidated financial statements incorporated by reference in this prospectus were prepared in accordance with generally accepted accounting principles in the United States. All amounts presented in this Form F-3 are presented in USD unless otherwise indicated. Prior to January 1, 2025, our presentation currency was the Australian Dollar (“A$”). The change in reporting currency has been applied retrospectively to all comparative periods presented. For additional information, see Note 2.3.1 to our audited consolidated financial statements included in our Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on February 20, 2026 (the “2025 Form 20-F”).

PROSPECTUS SUMMARY
Business Overview
We are a global, commercial-stage biopharmaceutical company, focused on the development and commercialization of therapeutic and diagnostic radiopharmaceuticals and associated medical technologies. We are committed to the principles of precision oncology. By this we mean developing both therapeutic and diagnostic modalities for the benefit of patients, an innovative precision medicine concept generally referred to as ‘theranostics’.
As an established leader and innovator in this field, Telix is differentiated by our deep expertise in radiopharmaceutical drug development and commercialization, our innovative pipeline that spans the cancer care continuum, and our ability to deliver patient outcomes globally. In order to achieve our mission and deliver on our strategy, Telix has structured the business into five operating segments: Therapeutics “Tx”, Precision Medicine “Px”, International, MedTech and Telix Manufacturing Solutions “TMS”. We report financial results by the three reportable segments: Tx, Px (including International and MedTech) and TMS. A brief overview is provided below:
•Therapeutics are at the core of the Telix portfolio, as we work to improve and extend patient life. We are currently focused on developing targeted radionuclide therapies for urologic and neurologic oncology, and other solid tumors.
•Precision Medicine is the commercial arm of Telix, focused on bringing diagnostic imaging solutions to market and expanding into new geographies and indications. Precision medicine plays a fundamental role in managing patients and delivering personalized therapeutic solutions. MedTech is advancing surgical solutions and digital products that power Telix’s precision medicines and therapeutics. International is focused on “rest of world” (ex-U.S.) commercial operations for the Europe, Middle East and Africa (EMEA), Asia Pacific (APAC) and Latin America regions.
•Telix Manufacturing Solutions is our global network of facilities designed to deliver patient doses worldwide. We are investing in building manufacturing capacity, as well as improving the technology and processes to allow us to deliver products at scale, including next-generation alpha therapies. This investment in world-class infrastructure is helping Telix to develop new products and secure critical supplies required to commercialize the future of cancer treatments.
This commitment to end-to-end treatment differentiates Telix and is at the core of our radiopharmaceutical approach.
Company and Corporate Information
Our legal name is Telix Pharmaceuticals Limited. Our company was incorporated under the laws of Australia in January 2017. In November 2017, we completed an initial public offering of our ordinary shares and the listing of our ordinary shares on the ASX. Since November 13, 2024, we have been dual listed with our ADSs listed on the Nasdaq Global Select Market, with each ADS representing one of our ordinary shares. JP Morgan Chase Bank, N.A., acts as depositary for the ADSs.
Our corporate headquarters and registered offices are located at 55 Flemington Road, North Melbourne, Victoria, 3051, Australia. Our reception telephone number is +61 3 9093 3855. Our agent for service of process in the U.S. is Telix Pharmaceuticals (US) Inc., located at 11700 Exit 5 Pkwy, Suite 200, Fishers, Indiana 46037. Our website address is www.telixpharma.com. The information on, or that can be accessed through, our website is not, and should not be deemed to be, a part of this prospectus. We have included our website address as an inactive textual reference only. All information we file with the SEC is available through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC’s website at www.sec.gov.
The majority of our workforce is in the U.S., based out of our U.S. headquarters in Indianapolis, Indiana or our Dallas, Texas office, our research and development (“R&D”) and manufacturing facilities in Angleton, Texas and Los Angeles and Sacramento, California, working remotely, or in one of our networks of RLS Radiopharmacies that we acquired in January 2025. We also have R&D and manufacturing facilities in Australia (North Melbourne, in completion phase), Belgium (Brussels South), Canada (Vancouver) and Japan (Yokohama) and offices in Australia (Melbourne, Sydney and Brisbane), Belgium (Brussels and Liège), Switzerland (Geneva), and Japan (Kyoto).
Implications of Being a “Foreign Private Issuer”
We are considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors, and principal shareholders are currently exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act. However, absent an exemption from the SEC, and effective March 18, 2026, our officers and directors will be subject to the insider reporting obligations under Section 16(a) of the Exchange Act, including the requirements to file Forms 3, 4 and 5, pursuant to the Holding Foreign Insiders Accountable Act enacted on December 18, 2025.
Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.
We may take advantage of these reporting exemptions until such time that more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.
We may choose to take advantage of some but not all of these reporting exemptions. We have taken advantage of reduced reporting requirements in this prospectus and the documents incorporated by reference within this prospectus. Accordingly, the information contained in this prospectus may be different from the information you receive from other public companies in which you have made an investment.
As a foreign private issuer, we are permitted to follow certain Australian corporate governance practices in lieu of certain listing rules of The Nasdaq Stock Market LLC. Please see the section entitled “Item 16.G. Corporate Governance” in our 2025 Form 20-F, as well as any amendments thereto reflected in our subsequent filings with the SEC.

RISK FACTORS
Investment in the ADSs offered pursuant to this prospectus, and the applicable prospectus supplement, involves risks. Before deciding whether to invest in the ADSs, you should carefully consider the risk factors incorporated by reference from the 2025 Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus; our updates, if any, to those risk factors in our reports on Form 6-K; and all other information contained or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered ADSs. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

SPECIAL STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts, including statements regarding our future results of operations and financial position, business and commercial strategy, potential market opportunities, products and product candidates, research pipeline, ongoing and planned preclinical studies and clinical trials, regulatory submissions and approvals, research and development costs, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate”, “believe”, “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” and “would” among others or the negative of these words or other similar terms or expressions.
Forward-looking statements are based on our management’s beliefs and assumptions and on information available to our management at the time such statements are made. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified in the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus, including those specific risk factors included under the caption “Special Note Regarding Forward-Looking Statements” in our most recent Annual Report on Form 20-F.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and our actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus forms a part completely and with an understanding that our actual future results may be materially different from what we expect.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as the date of such statements, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

PRINCIPAL MARKETS FOR OUR ORDINARY SHARES AND THE ADSs
Our ADSs have been listed on the Nasdaq Global Select Market under the symbol “TLX” since November 13, 2024. Prior to this date, there had been no public market for our ADSs, but our ordinary shares have been listed on the ASX under the symbol “TLX” since November 2017.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the ADSs as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of the ADSs being offered by the selling securityholders (if any).

DESCRIPTION OF SHARE CAPITAL
The following description of our ordinary shares is only a summary. We encourage you to read our Constitution, which is included as an exhibit to the registration statement of which this prospectus forms a part.
We are a public company limited by shares registered under the Australian Corporations Act by the Australian Securities and Investments Commission (“ASIC”). Our corporate affairs are principally governed by our Constitution, the Australian Corporations Act and the listing rules of the ASX (the “ASX Listing Rules”). Our ordinary shares trade on the ASX, and our ADSs are listed on the Nasdaq Global Select Market.
The Australian law applicable to our Constitution is not significantly different from Delaware laws applicable to a Delaware corporation’s Charter except we do not have a limit on our authorized share capital and the concept of par value is not recognized under Australian law.
Subject to restrictions on the issue of securities in our Constitution, the Australian Corporations Act, the ASX Listing Rules and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration as determined by our board of directors.
The rights and restrictions attaching to ordinary shares are derived through a combination of our Constitution, the common law applicable in Australia, the ASX Listing Rules, the Australian Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to our ordinary shares is provided below. Each ordinary shareholder is entitled to receive notice of, and to be present, vote and speak at, general meetings.
As of December 31, 2024, we had 334,724,485 ordinary shares outstanding and as of December 31, 2025, we had 338,777,049 ordinary shares outstanding.
Further, please note that ADS holders are not treated as our shareholders and do not have rights as a shareholder. For more information regarding the rights of ADS holders, see “Description of American Depositary Shares” below.
Share Options
Option holders are issued with one ordinary share or ADS upon the due exercise of each option in accordance with its terms and the receipt by us of the designated exercise price payable in respect of the share prior to the time of expiry on the designated expiry date. Alternatively, option holders may exercise options on a cashless basis in exchange for forfeiting a portion of their vested options.
As of December 31, 2025, we had 348,676 outstanding share options at a weighted-average exercise price of approximately A$4.27 per share and 25,928 outstanding share options at a weighted-average exercise price of approximately US$13.61 per share, with 100,893 held by executive officers and employees, none by directors and 273,711 by other employees.
Performance Share Appreciation Rights (“PSARs”)
PSARs are treated similarly to options and enable the holder to acquire our ordinary shares or ADSs for no cash consideration at a notional exercise price, conditional on the achievement of performance-based vesting conditions at the end of the applicable measurement period.
As of December 31, 2025, we had outstanding 19,703,321 performance share appreciation rights, which could convert into 2,647,636 fully paid ordinary shares or ADSs upon the satisfaction of performance-based vesting conditions at the end of the applicable measurement period. 1,189,470 of the performance share appreciation rights are held by executive officers and employees, and 18,461,781 are held by other employees.
In addition, as of December 31, 2025, 52,070 share appreciation rights (with no performance conditions) are held by a former director.

Share Rights
Share rights are issued from time to time to high performing/high potential employees. Holders of share rights may exercise their rights to acquire one ordinary share or ADS per share right in accordance with their offer terms, subject to achievement of continued service and/or performance conditions.
As of December 31, 2025, we had outstanding 1,226,342 share rights, which convert into 1,226,342 fully paid ordinary shares or ADSs upon the satisfaction of service based vesting conditions at the end of the applicable measurement period. In addition, we had 35,000 share rights, which convert into 52,500 fully paid ordinary shares or ADSs upon satisfaction of service and performance based vesting conditions at the end of the measurement period. 30,000 of the rights are held by an executive officer with an additional performance condition.
Performance Share Incentive Rights (“PSIRs”)
PSIRs are issued from time to time to executive officers and high performing employees. Upon exercise, each PSIR will convert into one ordinary share upon the satisfaction of continued service and performance conditions.
As of December 31, 2025, we had outstanding 440,000 performance share incentive rights, which have the ability to convert into 440,000 fully paid ordinary shares upon the satisfaction of service-based and performance-based vesting conditions at the end of the applicable measurement period. 70,000 of these performance share incentive rights are held by executive officers.
Acquisition Performance Rights
As of December 31, 2025, we had outstanding 1,766,604 performance rights which will convert into fully paid ordinary shares (or be paid in cash, at our election) upon achievement of specified milestone events associated with the acquisition of Lightpoint Medical Ltd.’s radio-guided surgery business. The number of any ordinary shares issued will be calculated by converting the U.S. dollar amount of performance rights being satisfied into Australian dollars on the relevant date and dividing that amount by the 20-trading day volume weighted average price.
As of December 31, 2025, we had outstanding 4,284,000 performance rights which will convert into fully paid ordinary shares (or be paid in cash, at our election) upon achievement of specified milestone events associated with the acquisition of QSAM Biosciences, Inc. The number of any ordinary shares issued will be calculated by converting the U.S. dollar amount of performance rights being satisfied into Australian dollars on the relevant date and dividing that amount by the 20-trading day volume weighted average price.
As of December 31, 2025, we had outstanding 3,914,631 performance rights which will convert into fully paid ordinary shares (or be paid in cash, at our election) upon achievement of specified milestone events associated with the acquisition of ImaginAb, Inc. The number of any ordinary shares issued will be calculated by converting the U.S. dollar amount of performance rights being satisfied into Australian dollars on the relevant date and dividing that amount by the 20-trading day volume weighted average price.
Convertible Bonds
On July 30, 2024, we issued an aggregate principal amount of A$650.0 million of 2.375% unsecured convertible notes due 2029 (the “Convertible Bonds”) in aggregate principal amount of $426.1 million. The Convertible Bonds were constituted by a trust deed (the “Trust Deed”), dated as of July 30, 2024, between us and The Hongkong and Shanghai Banking Corporation Limited, as trustee (the “Trustee”).
The Convertible Bonds bear interest at a rate of 2.375% per annum, payable quarterly in arrears in equal installments on January 30, April 30, July 30 and October 30 of each year, beginning on October 30, 2024. The maturity date of the Convertible Bonds is July 30, 2029. The Convertible Bonds are convertible at the option of the bondholders, at any time on or after September 9, 2024, into ordinary shares at an initial conversion price of A$24.78 per ordinary share, subject to certain adjustments. The number of ordinary shares issuable upon conversion is determined by dividing the principal amount of the Convertible Bonds to be converted by the conversion price.

At any time on or after August 13, 2027, we have the right to redeem all of the Convertible Bonds at their principal amount, together with any accrued but unpaid interest, if (i) the closing price of our ordinary shares on the ASX exceeds 130% of the then-applicable conversion price for at least 20 trading days, whether consecutive or not, during any consecutive 30 trading day period or (ii) conversion rights have been exercised in respect of 85% or more in principal amount of the Convertible Bonds.
We may be required to redeem the Convertible Bonds prior to the maturity date in certain circumstances. Following the occurrence of the delisting of our ordinary shares on the ASX or a change of control, each bondholder will have the right to require us to redeem all or some of such bondholder’s Convertible Bonds at their principal amount, together with any accrued but unpaid interest. We are also required under the Trust Deed to redeem the Convertible Bonds on July 30, 2027, at the option of each holder, at their principal amount together with accrued but unpaid interest.
We may also redeem all of the Convertible Bonds in the event that we have or will become obliged to pay additional amounts in respect of payments on the Convertible Bonds as a result of any change in, or amendment to, the laws or regulations of Australia or any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after July 23, 2024, and such obligation cannot be avoided by us after taking reasonable measures available to us, subject to a bondholder’s right to elect that such bondholder’s Convertible Bonds shall not be redeemed.
Subject to certain exceptions, for so long as any of the Convertible Bonds are outstanding, the Trust Deed restricts us and certain of our subsidiaries from creating or permitting to subsist any mortgage, charge, lien, pledge or other form of encumbrance or security interest to secure certain indebtedness unless certain conditions are met. The Convertible Bonds are subject to customary events of default.
We are permitted under the Trust Deed to list ordinary shares, depositary shares or depositary receipts on the Nasdaq Global Market without the consent of the bondholders. If such listing occurs, we may (but shall not be obligated to) notify the Trustee, the bondholders, the relevant agents and relevant clearing systems that such listing on the Nasdaq Global Market has been achieved and that such listing is intended to constitute an additional conversion venue to the bondholders, as further described under Section 14(d) of the Trust Deed (the “Additional Conversion Venue”).
If we elect to provide the Additional Conversion Venue, the bondholders shall automatically be entitled to convert the Convertible Bonds into depositary shares or receipts to be listed on the Nasdaq Global Market when such underlying equity interests are fungible with our ordinary shares, subject to approval of such alternative listing and consequential amendments to the terms and conditions of the Convertible Bonds. Such conversion right provided by the Additional Conversion Venue will be in addition to the conversion right of bondholders provided on issue of the Convertible Bonds. Any consequential amendments shall be of an administrative and/or technical nature, which may be required in order for the Trustee and agents (as applicable) to administer and facilitate the application of the additional conversion rights provided by the Additional Conversion Venue.
The Convertible Bonds and the Trust Deed are governed by, and construed in accordance with, English law.
The Convertible Bonds are listed for trading on the Singapore Exchange Securities Trading Limited. We have not applied to have the Convertible Bonds listed on the ASX or Nasdaq. Upon conversion of the Convertible Bonds into our ordinary shares, an application for the quotation of the ordinary shares on the ASX will be completed. The Convertible Bonds and the ordinary shares to be issued upon conversion of the Convertible Bonds have not been, and will not be, registered under the Securities Act.
Constitutional Documents
Incorporation
We are a public company limited by shares incorporated in Australia and operate under, and are subject to, the Australian Corporations Act. We were incorporated on January 3, 2017.

Constitution
Our constituent document is a Constitution. Our Constitution is subject to the terms of the ASX Listing Rules and the Australian Corporations Act. Our Constitution may be amended, or repealed and replaced, by special resolution of shareholders, which is a resolution of which notice has been given and that has been passed by at least 75% of the votes cast by shareholders entitled to vote on the resolution. Our Constitution is subject to many of the key provisions contained in the Australian Corporations Act. Where there is an inconsistency between the provisions of our Constitution and the Australian Corporations Act or ASX Listing Rules, the provisions of the Australian Corporations Act and ASX Listing Rules will prevail over any inconsistent provisions of our Constitution.
Purposes and Objects
As a public company limited by shares, we have all the rights, powers and privileges of a natural person. Our Constitution does not provide for or prescribe any specific objects or purposes.
The Powers of the Directors and Management of the Company
We have a Board Charter to outline the manner in which the board of directors’ constitutional powers and responsibilities will be exercised and discharged, having regard to principles of good corporate governance and applicable laws. Our Board Charter defines the role and responsibilities of the board of directors and responsibilities delegated by the board of directors to management.
Shareholder Approval of Significant Changes
We must not make a significant change (either directly or indirectly) to the nature and scale of our activities except after having disclosed full details to the ASX in accordance with the requirements of the ASX Listing Rules (and if required by the ASX, subject to us obtaining the approval of shareholders in a general meeting). We must not sell or otherwise dispose of the main undertaking of our company without the approval of shareholders in a general meeting. We need not comply with the above obligations if the ASX grants us an applicable waiver to be relieved of our obligations.
Interested Directors
Unless a relevant exception applies, the Australian Corporations Act requires our directors to disclose any material personal interest in a matter that relates to the affairs of our company and prohibits them from being present while the matter is being considered at the meeting and from voting on the matter. However, a director with a material personal interest may be present at the meeting and vote on the matter if directors who do not have a material personal interest in the relevant matter have passed a resolution:
•identifying that director, the nature and extent of the director’s interest in the matter and its relation to our affairs; and
•stating that those directors are satisfied that the interest should not disqualify the director from voting or being present.
Additionally, under our Board Charter:
•directors must ensure that no decision or action is taken that has the effect of prioritizing their personal interests over the Company’s interests.
•directors must: (i) disclose to the board of directors any actual or potential conflict of interest or duty or matter that may bear on their independence, that might reasonably be thought to exist as soon as the situation arises; (ii) take all necessary and reasonable action to resolve or avoid any actual or potential conflict of interest or duty; and (iii) comply with all applicable law and our Constitution in relation to disclosing material personal interests and restrictions on voting.

•if a conflict exists, it is expected that any director to whom the conflict relates will recuse himself or herself when the board of directors is discussing any matter to which the conflict relates.
•directors are expected to inform the Chairman of any proposed appointment to the board of directors or executive of another company as soon as practicable.
Non-Executive Directors’ Compensation
Our non-executive directors are paid remuneration for their services, reflecting the obligations, responsibilities and demands which are made on directors. Non-executive directors enter into a letter of appointment, which summarizes obligations, policies and terms of appointment, including remuneration, relevant to each director. Our board of directors has resolved that the remuneration of non-executive directors is generally paid as cash fees and that fees will be determined and reviewed periodically by our board of directors. In conducting these reviews, our board of directors considers market information to seek to ensure that fees are in line with the market, as well as the financial position of the Company.
During the year ended December 31, 2025, our board of directors introduced a non-executive director rights plan for directors to salary sacrifice up to 40% of their base fees for service on our board directors into Company equity.
In 2026, the Board is undertaking a search for internationally experienced directors and if it is necessary to adjust the fees (including through the addition of equity, subject to shareholder approval) in order to attract high caliber directors, an adjustment to fees may be considered.
In accordance with our Constitution and the ASX Listing Rules, the maximum aggregate remuneration of non-executive directors is determined from time to time by general meeting of shareholders. The last determination occurred at an annual general meeting of shareholders held on May 21, 2025, where shareholders approved an aggregate annual maximum remuneration pool for non-executive directors of A$1,800,000 (inclusive of superannuation, where applicable). Non-executive directors receive a base fee for being a director of our board of directors, and additional annual fees for: (i) chairing a committee of our board of directors and (ii) membership of a committee of the board of directors. The Chairman receives A$360,000 per annum for his or her role as Chairman of the board of directors.
Borrowing Powers Exercisable by Directors
Pursuant to our Constitution, the business and affairs of our Company are managed by or under the direction of our board of directors and delegated to the Managing Director and Group Chief Executive Officer for the day-to-day operations of the business. Our board of directors has the power to borrow or raise money in any other way for the purposes of the Company, to charge any of the Company’s property or business or any of its uncalled capital and to issue debentures or give any security for a debt, liability or obligation of the Company or of any other person.
Retirement of Directors
In accordance with the ASX Listing Rules, a director (other than the Managing Director) must not hold office, without re-election, past the third annual general meeting following the director’s appointment or three years, whichever is longer. In addition, under our Constitution, a director appointed by the board of directors who is not a CEO holds office until the next annual general meeting of the Company following his or her appointment and no director who is not the CEO may hold office without re-election beyond the third annual general meeting of the Company following the meeting at which such director was last elected (or re-elected). Under our Constitution, to the extent that the ASX Listing Rules require an election of directors to be held and no director would otherwise be required to submit for election or re-election, the director to retire is any director who wishes to retire (whether or not he or she intends to stand for re-election), otherwise it is the director who has been longest in office since their last election or appointment (excluding the CEO). As between directors who were last elected or appointed on the same day, the director to retire must be decided by lot (unless they can agree among themselves). The retirement of a director from office, and the re-election of a director or the election of another person to that office, takes effect at the conclusion of the relevant annual general meeting.

Rights Attached to Our Ordinary Shares
All of our issued shares are ordinary shares and as such the rights attached to these ordinary shares are the same. As at the date of this prospectus, there are no ordinary shares that have superior or inferior rights.
The concept of authorized share capital no longer exists in Australia and as a result, our authorized share capital is unlimited. All our ordinary shares on issue are validly issued, fully paid and rank pari-passu (equally). The rights attached to our ordinary shares are as follows:
•Dividend Rights. Under our Constitution, subject to the rights of persons (if any) entitled to shares with special rights to dividends, our board of directors may pay an interim or final dividend that, in its judgment, the financial position of the Company justifies. No dividend carries interest as against us. Under the Australian Corporations Act, we must not pay a dividend unless: (i) our assets exceed our liabilities immediately before the dividend is declared and the excess is sufficient for the payment of the dividend; (ii) the payment of the dividend is fair and reasonable to our shareholders as a whole; and (iii) the payment of the dividend does not materially prejudice our ability to pay our creditors. Generally, Australian companies will only pay a dividend out of profits or retained earnings. Unless any share is issued on terms providing to the contrary, all dividends are to be apportioned and paid proportionately to the amounts paid or credited as paid on the relevant shares.
•Voting Rights. Holders of ordinary shares have one vote per person on a show of hands, or one vote for each fully paid ordinary share held (or for a partly paid share, a fraction of a vote equal to the proportion which the amount paid up bears to the total issue price of the share) on all matters submitted to a vote of shareholders conducted by way of a poll.
The quorum required for a general meeting of shareholders is at least two shareholders present at the meeting and entitled to vote on a resolution at the meeting pursuant to our Constitution. A meeting at which there is a lack of a quorum after 30 minutes (excluding a meeting convened on the requisition of shareholders) will be adjourned to the date, time and place as the directors present may decide, or failing any decision, to the same day in the following week at the same time and place. The meeting is dissolved if a quorum is not present within 30 minutes from the time appointed for the reconvened meeting.
Under the Australian Corporations Act, an ordinary resolution requires approval by the shareholders by a simple majority of the votes cast (namely, a resolution passed by more than 50% of the votes cast by shareholders entitled to vote on the resolution). Under our Constitution and the Australian Corporations Act, a special resolution (such as in relation to amending our Constitution, approving any variation of rights attached to any class of shares or our voluntary winding-up), requires approval of a special majority (namely, a resolution that has been passed by at least 75% of the votes cast by shareholders entitled to vote on the resolution).
•Rights in the Event of Liquidation. Under our Constitution, in the event of our liquidation, after satisfaction of liabilities to creditors and other statutory obligations prescribed by the laws of Australia, and the passing of a special resolution giving effect to the following, our assets will be distributed to the holders of ordinary shares in proportion to the shares held by them respectively. This right may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights, such as the right in winding up to payment in cash of the amount then paid up on the share, and any arrears of dividend in respect of that share, in priority to any other class of shares.
Changing Rights Attached to Shares
Under the Australian Corporations Act and our Constitution, the rights attached to any class of shares, unless otherwise provided by the terms of the class, may be varied with either the written consent of the holders of not less than 75% of the issued shares of that class or the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Annual and Extraordinary General Meetings
Under the Australian Corporations Act, our board of directors must convene an annual meeting of shareholders at least once every calendar year and within five months after the end of our last financial year. Under the Australian Corporations Act, notice of at least 28 days prior to the date of the meeting is required. A general meeting may be convened by Board resolution or as otherwise provided in the Australian Corporations Act.
Limitations on the Rights to Own Securities in Our Company
Other than certain limitations imposed by the takeover provisions in the Australian Corporations Act which, in general terms, prohibit a person from acquiring voting shares or interests above the 20% level unless the person relies on an exception, neither our Constitution nor the laws of Australia (excluding the Foreign Acquisitions and Takeovers Act 1975 (Cth) and related regulations, as discussed further below) restrict in any way the ownership of shares in our Company.
Changes in Our Capital
Pursuant to the ASX Listing Rules, we may in our discretion issue securities without the approval of shareholders, if such issue of securities, when aggregated with securities issued by us during the previous 12-month period would be an amount that would not exceed 15% of the number of ordinary shares on issue at the commencement of the 12-month period, subject to certain adjustments and permitted exceptions. Issues of securities in excess of this limit or the issue of securities to our related parties, certain substantial shareholders and their respective associates require approval of shareholders (unless otherwise permitted under the ASX Listing Rules or unless we have obtained a waiver from the ASX in relation to the 15% limit).
Change of Control
Takeovers of listed Australian public companies, including us, are regulated by the Australian Corporations Act, which prohibits the acquisition of a “relevant interest” in issued voting shares in a listed company if the acquisition will lead to that person’s or someone else’s voting power in our company increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90%, which we refer to as the “Takeover Prohibition”, subject to a range of exceptions. In this context, voting power refers to the percentage of votes attached to voting shares in our company in which a person and their associates have a relevant interest.
Generally, a person will have a relevant interest in securities if the person:
•is the holder of the securities (other than if the person holds those securities as a bare trustee);
•has power to exercise, or control the exercise of, a right to vote attached to the securities; or
•has the power to dispose of, or control the exercise of a power to dispose of, the securities.
If, at a particular time:
•a person has a relevant interest in issued securities;
•the person (whether before or after acquiring the relevant interest) has:
•entered or enters into an agreement with another person with respect to the securities;
•given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition); or
•granted or grants an option to, or has been or is granted an option by, another person with respect to the securities; and

•the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised, then the other person is taken to have a relevant interest in the relevant securities.
There are a number of exceptions to the Takeover Prohibition. In general terms, some of the more significant exceptions include:
•when the acquisition results from the acceptance of an offer under a formal takeover bid;
•when the acquisition is conducted on market by or on behalf of the bidder during the bid period for a full takeover bid that is unconditional or only conditional on certain ‘prescribed’ matters set out in the Australian Corporations Act;
•when the acquisition has been previously approved by our shareholders by resolution passed at a general meeting;
•an acquisition by a person if, throughout the six months before the acquisition, that person or any other person has had voting power in our company of at least 19% and, as a result of the acquisition, none of the relevant persons would have voting power in our company more than three percentage points higher than they had six months before the acquisition;
•when the acquisition results from the issue of securities under a rights issue;
•when the acquisition results from the issue of securities under a dividend reinvestment scheme or bonus share plan;
•when the acquisition results from the issue of securities under certain underwriting arrangements;
•when the acquisition results from the issue of securities through a will or through operation of law;
•an acquisition that arises through the acquisition of a relevant interest in another listed company which is listed on a prescribed financial market or a financial market approved by ASIC;
•an acquisition arising from an auction of forfeited shares conducted on-market; or
•an acquisition arising through a compromise, arrangement, liquidation or buy-back.
Breaches of the takeovers provisions of the Australian Corporations Act are criminal offenses. In addition, ASIC and, on application by ASIC or a relevant interested party (which may include a shareholder), the Australian Takeovers Panel have a wide range of powers relating to breaches of takeover provisions as well as, in the case of the Australian Takeovers Panel, circumstances that the Australian Takeovers Panel determines to be ‘unacceptable’ (whether or not there is a breach), including the ability to make orders, canceling contracts, freezing transfers of, and rights attached to, securities and forcing a party to dispose of securities. There are certain defenses to breaches of the Takeover Prohibition provided in the Australian Corporations Act.
The Foreign Acquisitions and Takeovers Act 1975
Australia’s foreign investment regime is set out in the Foreign Acquisitions and Takeovers Act 1975 (Cth) (“FATA”), Foreign Acquisitions and Takeovers Regulation 2015 (Cth), Foreign Acquisitions and Takeovers Fees Imposition Act 2015 (Cth) and the accompanying Foreign Acquisitions and Takeovers Fees Imposition Regulations 2020 (Cth) (together, “Australia’s Foreign Investment Regulatory Framework”). The legislation is supported by Australia’s Foreign Investment Policy (the “Policy”) and guidance notes issued by the Australian Treasurer (“Guidance Notes”). The Australian Treasurer administers Australia’s Foreign Investment Regulatory Framework and the Policy with the advice and assistance of the Foreign Investment Review Board (“FIRB”).

In the circumstances set out below in the section entitled “Mandatory Notification Requirements”, foreign persons must make a mandatory notification and receive a prior statement of no objection (“FIRB Clearance”), from the Australian Treasurer.
The Australian Treasurer has powers under the FATA to make orders, including prohibition of a proposed transaction, ordering disposal of an interest acquired in a specified time or imposing conditions on a proposed transaction if he or she considers it to be contrary to Australia’s national interest. The receipt of FIRB Clearance removes the risk of the exercise of the Australian Treasurer’s powers.
The obligation to make a mandatory notification and obtain FIRB Clearance is upon the acquirer of the interest, and not the Company. There are criminal and civil penalties for breaches of Australia’s foreign investment regime. A breach includes failure to give notice to the Australian Treasurer and obtain FIRB Clearance, where notification is mandatory.
Investor’s Responsibility
It is the responsibility of any persons who wish to acquire shares of the Company to satisfy themselves as to their compliance with Australia’s Foreign Investment Regulatory Framework, the Policy, the Guidance Notes and with any other necessary approval and registration requirement or formality, before acquiring an interest in the Company.
Mandatory Notification Requirements
Broadly, FIRB Clearance is required for the following transactions involving the acquisition of shares in an Australian corporation:
•the acquisition by a foreign person who is not a foreign government investor of a substantial interest in an Australian corporation which has a total asset value in excess of the applicable monetary threshold (see below);
•any direct investment by a foreign government investor in any Australian corporation, regardless of value;
•any direct investment by a foreign person in an Australian corporation that is a national security business, regardless of value; and
•any acquisition by a foreign person of shares in an Australian land corporation, which exceeds certain thresholds.
As of January 1, 2026, the prescribed monetary threshold is A$347 million though a higher threshold of A$1.498 billion applies for certain acquirers from the United States, the United Kingdom, Canada, New Zealand, China, Japan, South Korea, Singapore, Hong Kong, Malaysia, Vietnam, Brunei Darussalam, Mexico, Peru and Chile unless the Australian corporation is in a sensitive sector or operates a national security or Australian media business.
Application of these Requirements to the Company
As of January 1, 2026, we are not an Australian land corporation, and we are not a national security or Australian media business. Accordingly, the only circumstances in which an investor in the Company would currently be subject to the mandatory notification and FIRB Clearance requirements are if they are a foreign government investor acquiring a direct interest in the Company or a foreign person (other than a foreign government investor) acquiring a substantial interest in the Company. Applications for FIRB Clearance may be made by prospective investors in accordance with the information on FIRB’s website.
The Company as a Foreign Person
If foreign persons have a substantial interest in the Company, it would be considered to be a foreign person under the FATA. In such event, we would be required to obtain FIRB Clearance for our own transactions involving certain acquisitions of interests in Australian corporations, businesses and land. If FIRB Clearance is required and not given in relation to a proposed investment, we will not be able to proceed with that investment. There can be no assurance that we will be able to obtain any required FIRB Clearances in the future.
Defined Terms Used in this Section
Foreign Persons
A foreign person is generally:
•a natural person not ordinarily resident in Australia;
•a corporation in which a natural person not ordinarily resident in Australia, or a corporation incorporated outside of Australia, holds direct or indirect, actual or potential, voting power of 20% or more;
•a corporation in which two or more persons, each of whom is either a non-Australian resident or a non-Australian corporation, hold direct or indirect, actual or potential, voting power in aggregate of 40% or more;
•a trustee of a trust in which a non-Australian resident or non-Australian corporation holds 20% or more;
•a trustee of a trust estate in which two or more persons, each of whom is either a non-Australian resident or a non-Australian corporation, hold in aggregate 40% or more; or
•a foreign government or foreign government investor.
Associates
Associate is broadly defined to include:
•the person’s spouse or de facto partner, and relatives of the person;
•any person with whom the person is acting, or proposes to act, in concert in relation to an action;
•any partner of the person;
•any corporation of which the person is an officer, any officer of a corporation (where the person is a corporation), employers and employees, any employee of a natural person of whom the person is an employee;
•any corporation whose directors are accustomed or under an obligation, whether formal or informal, to act in accordance with the directions, instructions or wishes of the person or, where the person is a corporation, of the directors of the person;
•any corporation in accordance with the directions, instructions or wishes of which, or of the directors of which, the person is accustomed or under an obligation, whether formal or informal, to act;
•any corporation in which the person holds a substantial interest;
•where the person is a corporation – a person who holds a substantial interest in the corporation;
•the trustee of a trust in which the person holds a substantial interest;
•where the person is the trustee of a trust – a person who holds a substantial interest in the trust estate; and
•any person who is an associate of any other person who is an associate of the person.
Australian Land Corporation
An Australian land corporation (“ALC”) is a corporation where the value of its total assets comprising interests in Australian land exceeds 50% of the value of its total gross assets. An ALC is not necessarily a company registered in Australia. It may be registered anywhere. It is the composition of the assets of the corporation that will make it an ALC for the purposes of the Australian foreign investment regime.
Substantial Interest
A substantial interest is:
•an interest in at least 20% or more of the actual or potential voting power or issued shares in an entity by a single foreign person (together with associates); or
•an interest in at least 40% or more of the actual or potential voting power or issued shares in an entity by multiple foreign persons (together with associates).
Direct Interest
An interest of 10% or more is considered to be a direct interest. A direct interest also includes:
•an interest of 5% or more if the acquirer has entered into a legal arrangement relating to the acquirer’s business and the target’s business; and
•an interest of any percentage if the person who acquired the interest is in a position to influence or control the target.
Foreign Government Investor
A Foreign Government Investor is:
•a foreign government or separate government entity;
•entities in which governments, their agencies or related entities from a single foreign country have an aggregate interest (direct or indirect) of 20% or more;
•entities in which governments, their agencies or related entities from more than one foreign country have an aggregate interest (direct or indirect) of 40% or more; or
•entities that are otherwise controlled by foreign governments, their agencies or related entities, and any associates, or could be controlled by them including as part of a controlling group.
Our Constitution does not contain any additional limitations on a non-resident’s right to hold or vote our securities. Under current stamp duty legislation, no Australian stamp duty will be payable in Australia on the issue or transfer of shares in the Company while it continues to satisfy the requirements of a listed company for the purposes of Australian duties legislation, provided that the shares issued or transferred do not represent 90% or more of our total issued shares.
Exchange Controls
Australia has largely abolished exchange controls on investment transactions. The Australian dollar is freely convertible into U.S. dollars or other currencies. In addition, there are currently no specific rules or limitations regarding the export from Australia of profits, dividends, capital or similar funds belonging to foreign investors, except that certain payments to non-residents must be reported to the Australian Transaction Reports and Analysis Centre (“AUSTRAC”), which monitors such transactions, and amounts on account of potential Australian tax liabilities may be required to be withheld unless a relevant taxation treaty can be shown to apply and under such there are either exemptions or limitations on the level of tax to be withheld.

Differences in Corporate Law
Set forth below is a comparison of certain shareholder rights and corporate governance matters under Delaware law and Australian law:

Corporate Law	Delaware Law	Australian Law

Special Meetings of Shareholders
Shareholders generally do not have the right to call meetings of shareholders unless that right is granted in the certificate of incorporation or by-laws.
However, if a corporation fails to hold its annual meeting within a period of 30 days after the date designated for the annual meeting, or if no date has been designated for a period of 13 months after its last annual meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of a shareholder.

The Australian Corporations Act requires the directors to call and arrange to hold a general meeting on the request of shareholders with at least 5% of the vote that may be cast at the general meeting.
Shareholders with at least 5% of the votes that may be cast at the general meeting may also call and arrange to hold a general meeting. The shareholders calling the meeting must pay the expenses of calling and holding the meeting.

Interested Director & Shareholder Transactions	The Delaware General Corporation Law provides, in relevant part, that certain transactions with directors or officers (or entities in which they serve as directors or officers or have a financial interest) or with controlling stockholders (or control groups) of a corporation may not be the subject of equitable relief, or give rise to an award of damages, against a director, officer, controlling stockholder or member of a control group by reason of a claim based on a breach of fiduciary duty by a director, officer, controlling stockholder or member of a control group if certain requirements are met.
Unless a relevant exception applies, the Australian Corporations Act requires our directors to provide disclosure of any material personal interest in a matter that relates to the affairs of the company, and prohibits directors from voting on matters in which they have a material personal interest and from being present at the meeting while the matter is being considered, unless directors who do not have a material personal interest in the relevant matter have passed a resolution that identifies the director, the nature and extent of the director’s interest in the matter and its relation to our affairs and states that those directors are satisfied that the interest should not disqualify the director from voting or being present.

In addition, the Australian Corporations Act may require shareholder approval (in the way set out in the Australian Corporations Act) of any provision of related party benefits to our directors, unless a relevant exception applies.

The ASX Listing Rules also restrict us (including any of our subsidiaries) from acquiring a “substantial asset” from, or disposing of a “substantial asset” to, certain related parties (including our directors) without shareholder approval, and from issuing securities to certain related parties (including our directors) without shareholder approval, subject to exceptions.

Cumulative Voting	The certificate of incorporation of a Delaware corporation may provide that shareholders of any class or classes or of any series may vote cumulatively either at all elections or at elections under specified circumstances.	No cumulative voting concept.

Corporate Law	Delaware Law	Australian Law
Approval of Corporate Matters by Written Consent	Unless otherwise specified in a corporation’s certificate of incorporation, shareholders may take action permitted to be taken at an annual or special meeting, without a meeting, notice, or a vote, if consents, in writing, setting forth the action, are signed by shareholders with not less than the minimum number of votes that would be necessary to authorize the action at a meeting. All consents must be dated and are only effective if the requisite signatures are collected within 60 days of the earliest dated consent delivered.	Australian public companies cannot under the Australian Corporations Act pass shareholder resolutions by circulating written resolutions.

Business Combinations	With certain exceptions, a merger, consolidation, or sale of all or substantially all the assets of a Delaware corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon.
Various provisions of the Australian Corporations Act and ASX Listing Rules may impact a business combination involving the company and create a need for shareholder approval. For example:
•while the ASX Listing Rules apply to us, securities may not be issued which exceed 15% of our issued capital in any 12-month period without shareholder approval, unless an exception applies;
•while the ASX Listing Rules apply to us, the company will not be able to make a significant change to the nature or scale of its activities (including by selling all or a substantial proportion of its assets) without shareholder approval; and
•the acquisition of a “relevant interest” in issued voting shares of the company by a person is prohibited if the acquisition would result in the person’s or someone else’s voting power in the company increasing from 20% or below to more than 20%, or from a starting point that is above 20% and below 90%, unless an exception applies (which includes making a takeover bid or with shareholder approval).

Limitations on Director’s Liability and Indemnification of Directors and Officers
A Delaware corporation may include in its certificate of incorporation provisions limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director’s breach of such director’s fiduciary duties, except for (i) any breach of the duty of loyalty to the corporation or its shareholders; (ii) any act or omission not in good faith or involving intentional misconduct or a known violation of law; (iii) any breach in which a director obtains an improper personal benefit from the corporation; or (iv) the unlawful payment of a dividend or the unlawful approval of a stock repurchase.
A Delaware corporation may also include in its certificate of incorporation provisions limiting or eliminating the monetary liability of an officer to a corporation’s shareholders by reason of an officer’s breach of such officer’s duty of care to the corporation, except for (i) any such monetary liabilities that result from any action brought by or in the right of a corporation; (ii) any act or omission not in good faith or involving intentional misconduct or a known violation of law; or (iii) any breach in which an officer obtains an improper personal benefit from the corporation.

Australian law provides that a company or a related body corporate must not exempt a person from a liability to the company incurred as an officer or auditor of the company. However, a company or a related body corporate of the company may provide for indemnification of officers (including directors) and auditors, except to the extent of any of the following liabilities (other than for legal costs) are incurred as an officer or auditor of the company:
• a liability owed to the company or a related body corporate of the company;
• a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA, 1317HB, 1317HC or 1317HE of the Australian Corporations Act; or
• a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith.

Corporate Law	Delaware Law	Australian Law
A Delaware corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in defense of an action, suit, or proceeding by reason of his or her position if (i) the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful.
An indemnity for legal costs in defending an action for a liability incurred as an officer or auditor of the company will not be allowed if the costs are incurred:
•in defending or resisting proceedings in which the person is found to have a liability for which they cannot be indemnified as set out above;
•in defending or resisting criminal proceedings in which the person is found guilty;
•in defending or resisting proceedings brought by the ASIC or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for a court order); or
•in connection with proceedings for relief to the person under the Australian Corporations Act in which the court denies the relief.

Appraisal Rights	A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights under which the shareholder may receive cash in the amount of the fair value of the shares held by that shareholder (as determined by a court) in lieu of the consideration the shareholder would otherwise receive in the transaction.	No equivalent concept under Australian law, subject to general minority oppression rights under which shareholders can apply to the courts for an order in respect of company actions that are either contrary to the interests of the shareholders as a whole, or oppressive to, unfairly prejudicial to, or unfairly discriminatory against, a shareholder or shareholders whether in that capacity or in any other capacity.

Corporate Law	Delaware Law	Australian Law
Shareholder Suits	Class actions and derivative actions generally are available to the shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste, and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
Shareholders have a number of statutory protections and rights available to them, regardless of the quantity of shares they hold. These include:
•the ability to bring legal proceedings in the company’s name, including against the directors of the company, with the permission of the court;
•the ability to inspect the company’s books, with the permission of the court; and
•the ability to apply to the court for orders in cases where company actions are contrary to the interests of the shareholders as a whole, or oppressive to, unfairly prejudicial to or discriminatory against a shareholder or shareholders whether in that capacity or in any other capacity.
The right to apply to the court for orders in cases of oppressive prejudicial actions does not have a minimum shareholding requirement, and can result in a broad range of orders, including:
•the winding up of the company;
•modification of the company’s constitution; and
•regulating the conduct of the company’s affairs in the future.

Inspection of Books and Records	All shareholders of a Delaware corporation have the right, upon written demand, to inspect or obtain copies of the corporation’s shares ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.
Any shareholder of the company has the right to inspect our share register kept under the Australian Corporations Act without charge, and to obtain copies of the same if the person makes an application to the company and pays a prescribed fee.
Books containing the minutes of general meetings will be kept at our registered office and will be open to inspection of shareholders at all times when the office is required to be open to the public. Generally, other corporate records, including minutes of directors’ meetings, financial records and other documents, are not open for inspection by shareholders (who are not directors). A shareholder may apply to the court to make an order for inspection and making copies of our books, and the court may only grant the order if it is satisfied that the shareholder is acting in good faith and that the inspection is to be made for a proper purpose.
All public companies are required to prepare annual financial reports, directors’ reports and an auditor’s report for each financial year, and to file these reports with ASIC. The reports, and a concise report for the relevant financial year, must also be provided to shareholders.

Corporate Law	Delaware Law	Australian Law

Amendments to Charter	Amendments to the certificate of incorporation of a Delaware corporation require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon or such greater vote as is provided for in the certificate of incorporation. A provision in the certificate of incorporation requiring the vote of a greater number or proportion of the directors or of the holders of any class of shares than is required by Delaware corporate law may not be amended, altered or repealed except by such greater vote.	Amending or replacing the company’s constitution requires a special resolution (75%) of the shareholders. The Australian Corporations Act allows a company to set out in its constitution the procedure for varying or cancelling rights attached to shares in a class of shares and provides the procedure should a company not have the procedure set out in the constitution.
Nasdaq Global Select Market and ASX Listing
Our ADSs are listed on the Nasdaq Global Select Market under the trading symbol “TLX.” Our ordinary shares are also listed on the ASX under the symbol “TLX.”

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
JPMorgan Chase Bank, N.A. (“JPMorgan”), as depositary, issues, registers and delivers the ADSs. Each ADS represents an ownership interest in a designated number or percentage of ordinary shares that is deposited with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary, and all holders and beneficial owners from time to time of American Depositary Receipts (“ADRs”) issued thereunder.
The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY 10179. The ADS-to-ordinary share ratio is subject to amendment as provided in the form of ADR (which may give rise to fees contemplated by the form of ADR). Each ADS represents any securities, cash or other property deposited with the depositary but which they have not distributed directly to you.
A beneficial owner is any person or entity having a beneficial ownership interest in ADSs. A beneficial owner need not be the holder of the ADR evidencing such ADS. If a beneficial owner is not an ADR holder, it must rely on the holder of the ADR(s) evidencing such ADSs in order to assert any rights or receive any benefits under the deposit agreement. A beneficial owner shall only be able to exercise any right or receive any benefit under the deposit agreement solely through the holder of the ADR(s) evidencing the ADSs owned by such beneficial owner. The arrangements between a beneficial owner and the holder of the corresponding ADRs may affect the beneficial owner's ability to exercise any rights it may have.
An ADR holder shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by the ADRs registered in such ADR holder's name for all purposes under the deposit agreement and ADRs. The depositary's only notification obligations under the deposit agreement and the ADRs is to registered ADR holders. Notice to an ADR holder shall be deemed, for all purposes of the deposit agreement and the ADRs, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder's ADRs.
Unless certificated ADRs are specifically requested, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive that reflect your ownership of ADSs.
You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.
As an ADR holder or beneficial owner, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Australian law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder or of a beneficial owner. Such rights derive from the terms of the deposit agreement to be entered into among us, the depositary and all holders and beneficial owners from time to time of ADRs issued under the deposit agreement and, in the case of a beneficial owner, from the arrangements between the beneficial owner and the holder of the corresponding ADRs. The obligations of our company and the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the ordinary shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement, the ADRs and the ADSs are governed by the internal laws of the State of New York without giving effect to the application of the conflict of law principles thereof.
The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR that contains the terms of your ADSs. You can read a copy of the deposit agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also find the registration statement and the attached deposit agreement on the SEC's website at http://www.sec.gov.
Distributions on Deposited Securities, Sales
How will I receive dividends and other distributions on the ordinary shares underlying my ADSs?
We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan to direct, manage and/or execute any public and/or private sale of securities and/or property under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary chargeable to holders of ADSs. All sales of securities will be handled by the depositary in accordance with its then current policies. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent. In all instances where the deposit agreement or an ADR refers to a “sale” (or words of similar import) of securities or property, the depositary may, but shall not be obligated, to effect any such sale unless the securities to be sold are listed and publicly traded on a securities exchange or there is a public market for the property to be sold. To the extent the securities are not so listed and publicly traded or there is no public market for the property so distributed by us: (i) the depositary shall, in the event the deposit agreement is terminated and the depositary holds deposited securities that are not listed and publicly traded after the termination date of the deposit agreement, act in accordance with the termination provisions of the deposit agreement and form of ADR in respect of such securities and property; and (ii) in the event the depositary or its custodian receives a distribution other than cash, our ordinary shares and/or rights to acquire our ordinary shares, and such distribution consists of securities or property that are not distributed by the depositary the depositary will be deemed to have sold the aggregate number of securities and/or property so received for nominal value and shall have no obligation to distribute such securities or any proceeds from the deemed sale thereof to the ADR holders. Furthermore, in the event the depositary endeavors to make a sale of ordinary shares, other securities or property, such securities and/or property may be sold in a block sale or single lot transaction.
Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:
•Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being permissible or practicable with respect to certain registered ADR holders, and (iii) deduction of the depositary's and/or its agents' fees and expenses in (a) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (b) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (c) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (d) making any sale by public or private means in any commercially reasonable manner. To the extent that any of the deposited securities is not or shall not be entitled, by reason of its date of issuance, or otherwise, to receive the full amount of such cash dividend, distribution, or net proceeds of sales, the depositary shall make appropriate adjustments in the amounts distributed to the ADR holders issued in respect of such deposited securities. To the extent we or the depositary shall be required to withhold and do withhold from any cash dividend, distribution or net proceeds from sales in respect of any deposited securities an amount on account of taxes, the amount distributed on the ADSs issued in respect of such deposited securities shall be reduced accordingly.
To the extent the depositary determines in its discretion that it would not be permitted by applicable law, rule or regulation, or it would not otherwise be practicable, to convert foreign currency into U.S. dollars and distribute such

U.S. dollars to some or all of the ADR holders entitled thereto, the depositary may in its discretion distribute some or all of the foreign currency received by the depositary as it deems permissible and practicable to, or retain and hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the ADR holders entitled to receive the same. To the extent the depositary retains and holds any cash, foreign currency, securities or other property as permitted under the deposit agreement, any and all fees, charges and expenses related to, or arising from, the holding thereof shall be paid from such cash, foreign currency, securities or other property, or the net proceeds from the sale thereof, thereby reducing the amount so held.
If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.
•Shares. In the case of a distribution in ordinary shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such ordinary shares. Only whole ADSs will be issued. Any ordinary shares that would result in fractional ADSs will be sold and the net proceeds of the public or private sales of such will be distributed in the same manner as cash to the ADR holders entitled thereto.
•Rights to receive additional ordinary shares. In the case of a distribution of rights to subscribe for additional ordinary shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:
◦sell such rights if practicable and distribute the net proceeds of the public or private sales of such rights in the same manner as cash to the ADR holders entitled thereto; or
◦if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.
We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.
•Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds of public or private sales in the same way it distributes cash.
•Elective Distributions. In the case of a dividend payable at the election of our shareholders in cash or in additional ordinary shares, we will notify the depositary at least 30 days prior to the proposed distribution stating whether or not we wish such elective distribution to be made available to ADR holders. The depositary shall make such elective distribution available to ADR holders only if (i) we shall have timely requested that the elective distribution is available to ADR holders, (ii) the depositary shall have determined that such distribution is reasonably practicable and (iii) the depositary shall have received satisfactory documentation within the terms of the deposit agreement including any legal opinions of counsel that the depositary in its reasonable discretion may request. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADR holders, on the basis of the same determination as is made in the local market in respect of the ordinary shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional ordinary shares. If the above conditions are satisfied, the depositary shall establish procedures to enable ADR holders to elect the receipt of the proposed dividend in cash or in additional ADSs. There can be no assurance that ADR holders or beneficial owners of ADSs generally, or any ADR holder or beneficial owner of ADSs in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

If the depositary determines in its sole discretion that any distribution described above is not practicable with respect to any or all ADR holders, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of some or all of any cash, foreign currency, securities or other property (or appropriate documents evidencing the right to receive some or all of any such cash, foreign currency, security or other property), and/or it may retain some or all of such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items. To the extent the depositary does not reasonably believe it will be permitted by applicable law, rule or regulation to convert foreign currency into U.S. dollars and distribute such U.S. dollars to some or all of the ADR holders, the depositary may in its discretion distribute the foreign currency received by the depositary to, or hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the ADR holders entitled to receive the same. To the extent the depositary holds such foreign currency, any and all costs and expenses related to, or arising from, the holding of such foreign currency shall be paid from such foreign currency thereby reducing the amount so held. Any U.S. dollars will be paid via wire transfer and/or distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.
The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable. There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, ordinary shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth on the “Disclosures” page (or successor page) of www.adr.com (as updated by the depositary from time to time, “ADR.com”).
Deposit, Withdrawal and Cancellation
How does the depositary issue ADSs?
The depositary will issue ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such ordinary shares.
In connection with the deposit of ordinary shares, the depositary or its custodian may require the following in a form satisfactory to it: (i) a written order directing the depositary to issue to, or upon the written order of, the person or persons designated in such order ADSs representing such deposited Shares; (ii) proper endorsements or duly executed instruments of transfer in respect of such deposited ordinary shares; (iii) instruments assigning to the depositary, its custodian or a nominee of either any distribution on or in respect of such deposited ordinary shares or indemnity therefor; and (iv) proxies entitling the custodian to vote such deposited ordinary shares. The deposited ordinary shares and any such additional items are referred to as “deposited securities.” As soon as practicable after the custodian receives deposited securities pursuant to any such deposit or pursuant to a distribution or change affecting deposited securities, the custodian shall present such deposited securities for registration of transfer into the name of the depositary, its custodian or a nominee of either, in each case for the benefit of ADR holders, to the extent such registration is practicable, at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration.
The custodian will hold all deposited ordinary shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account and to the order of the depositary, in each case for the benefit of ADR holders, to the extent not prohibited by law. ADR holders and beneficial owners thus have no direct ownership interest in the ordinary shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares.
Deposited securities are not intended to, and shall not, constitute proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in deposited securities is intended to be and shall at all times during the term of the deposit agreement continue to be, vested in the beneficial owners of the ADSs representing such deposited securities. Notwithstanding anything else contained herein, in the deposit agreement, in the form of ADR and/or in any outstanding ADSs, the depositary, the custodian and their respective nominees are intended to be, and shall at all times during the term of the deposit agreement be, the record holder(s) only of the deposited securities represented by the ADSs for the benefit of the ADR holders. The depositary, on its own behalf and on behalf of the custodian and their respective nominees, disclaims any beneficial ownership interest in the deposited securities held on behalf of the ADR holders.
Upon each deposit of ordinary shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary's direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such ADR holder's name. An ADR holder can request that the ADSs not be held through the depositary's direct registration system and that a certificated ADR be issued.
How do ADR holders cancel an ADS and obtain deposited securities?
When you turn in your ADR certificate at the depositary's office, or when you provide proper instructions and documentation in the case of direct registration ADSs, subject to the provisions of or governing our ordinary shares (including, without limitation, our governing documents and all applicable laws, rules and regulations), the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian's office (or from the custodian to the extent dematerialized). At your risk, expense and request, the depositary may deliver deposited securities (including any certificates therefor) at such other place as you may request.
The depositary may only restrict the withdrawal of deposited securities in connection with:
•temporary delays caused by closing our transfer books or those of the depositary or the deposit of ordinary shares in connection with voting at a shareholders' meeting, or the payment of dividends;
•the payment of fees, taxes and similar charges; or
•compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.
This right of withdrawal may not be limited by any other provision of the deposit agreement.
Record Dates
The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):
•to receive any distribution on or in respect of deposited securities;
•to give instructions for the exercise of voting rights;
•to pay any fees assessed by, or owing to, the depositary for administration of the ADR program and for any expenses as provided for in the ADR; or
•to receive any notice or to act or be obligated in respect of other matters, all subject to the provisions of the deposit agreement.

Voting Rights
How do I vote?
If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the ordinary shares which underlie your ADSs. As soon as practicable after receipt from us of notice of any meeting at which the holders of ordinary shares are entitled to vote, or of our solicitation of consents or proxies from holders of ordinary shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement, provided that if the depositary receives a written request from us in a timely manner and at least thirty (30) days prior to the date of such vote or meeting, the depositary shall, at our expense, distribute to the registered ADR holders a “voting notice” stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each ADR holder on the record date set by the depositary will, subject to any applicable provisions of the laws of the Commonwealth of Australia, be entitled to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the deposited securities represented by the ADSs evidenced by such ADR holder's ADRs and (iii) the manner in which such instructions may be given, including instructions for giving a discretionary proxy to a person designated by us. Each ADR holder shall be solely responsible for the forwarding of voting notices to the beneficial owners of ADSs registered in such ADR holder's name. There is no guarantee that ADR holders and beneficial owners generally or any holder or beneficial owner in particular will receive the notice described above with sufficient time to enable such ADR holder or beneficial owner to return any voting instructions to the depositary in a timely manner.
Following actual receipt by the ADR department responsible for proxies and voting of ADR holders' instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for The Depository Trust Company (“DTC”)), the depositary shall, in the manner and on or before the time established by the depositary for such purpose, endeavor to vote or cause to be voted the deposited securities represented by the ADSs evidenced by such ADR holders' ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing deposited securities.
Under the laws of the Commonwealth of Australia and our constituent documents, voting at any meeting of shareholders is by show of hands unless a poll is (before or on the declaration of the results of the show of hands or on the withdrawal of any other demand for a poll) required or duly demanded. In the event that voting on any resolution or matter is conducted on a show of hands basis, the depositary will refrain from voting and the voting instructions received by the depositary from ADS holders shall lapse. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by ADS holders.
ADR holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion in respect of deposited securities. The depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy pursuant to the terms of the deposit agreement, or for the effect of any such vote.
Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by any law, rule or regulation, or by the rules, regulations or requirements of any stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of or solicitation of consents or proxies from holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such ADR holders with or otherwise publicizes to such ADR holders instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.
Reports and Other Communications
Will ADR holders be able to view our reports?
The deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities, are available for inspection by ADR holders at the offices of the depositary in the United States, on the SEC's internet website or upon request to the depositary (which request may be refused by the depositary at its discretion).
Additionally, if we make any written communications generally available to holders of our shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.
Fees and Expenses
What fees and expenses will I be responsible for paying?
The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of ordinary shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADSs are cancelled or reduced for any other reason, a fee of up to US$5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, or upon which a share distribution or elective distribution is made or offered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.
The following additional fees, charges and expenses shall also be incurred by the ADR holders, the beneficial owners, by any party depositing or withdrawing ordinary shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:
•a fee of up to US$0.05 per ADS held for any cash distribution made, or for any elective cash/stock dividend offered, pursuant to the deposit agreement;
•an aggregate fee of up to US$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);
•an amount for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian, as well as charges and expenses incurred on behalf of ADR holders in connection with compliance with foreign exchange control regulations or any law, rule or regulation relating to foreign investment) in connection with the servicing of the ordinary shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary's or its custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against ADR holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such ADR holders or by deducting such charge from one or more cash dividends or other cash distributions);
•a fee of up to US$0.05 per ADS held for the direct or indirect distribution of securities (other than ADSs or rights to purchase additional ADSs) or the net cash proceeds from the public or private sale of such securities, regardless of whether any such distribution and/or sale is made by, for, or received from, or (in each case) on behalf of, the depositary, us and/or any third party (which fee may be assessed against ADR holders as of a record date set by the depositary);
•stock transfer or other taxes and other governmental charges;
•a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication) as disclosed on the “Disclosures” page (or successor page) of www.adr.com (as updated by the depositary from time to time, “ADR.com”) and any applicable delivery expenses (which are payable by such persons or ADR holders);
•transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and
•fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.
To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the depositary may engage the foreign exchange desk within the banking division of JPMorgan (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars. For certain currencies, foreign exchange transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, foreign exchange transactions are routed directly to and managed by an unaffiliated local custodian (or other third-party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such foreign exchange transactions.
The foreign exchange rate applied to a foreign exchange transaction will be either (i) a published benchmark rate, or (ii) a rate determined by a third-party local liquidity provider, in each case plus or minus a spread, as applicable. The depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosures” page (or successor page) of ADR.com. Such applicable foreign exchange rate and spread may (and neither the depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the foreign exchange transaction. Additionally, the timing of execution of a foreign exchange transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the depositary, us, ADR holders or beneficial owners.
The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.
Notwithstanding the foregoing, to the extent we provide U.S. dollars to the depositary, neither the Bank nor any of its affiliates will execute a foreign exchange transaction as set forth herein. In such case, the depositary will distribute the U.S. dollars received from us.
Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of foreign exchange transactions will be provided by the depositary on ADR.com. Each holder and beneficial owner by holding or owning an ADR or ADS or an interest therein, and we, each acknowledge and agree that the terms applicable to foreign exchange transactions disclosed from time to time on ADR.com will apply to any foreign exchange transaction executed pursuant to the deposit agreement.

We will pay all other fees, charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The right of the depositary to charge and receive payment of fees, charges and expenses survives the termination of the deposit agreement, and shall extend for those fees, charges and expenses incurred prior to the effectiveness of any resignation or removal of the depositary. The fees and charges described above may be amended from time to time by agreement between us and the depositary.
The depositary anticipates reimbursing us for certain expenses incurred by us that are related to the establishment and maintenance of the ADR program upon such terms and conditions as we and the depositary may agree from time to time. The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary may also agree to reduce or waive certain fees that would normally be charged on ADSs issued to or at the direction of, or otherwise held by, us and/or certain holders and beneficial owners and holders and beneficial owners of shares of ours. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to ADR holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.
Payment of Taxes
ADR holders and/or beneficial owners must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon such tax or other governmental charge shall be paid by the ADR holder thereof to the depositary and by holding or owning, or having held or owned, an ADR or any ADSs evidenced thereby, the ADR holder and all beneficial owners thereof, and all prior ADR holders and beneficial owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect of such tax or other governmental charge. Notwithstanding the depositary’s right to seek payment from current or former ADR holders and beneficial owners, each ADR holder and beneficial owner, and each prior ADR holder and beneficial owner, by holding or owning, or having held or owned, an ADR or an interest in ADSs acknowledges and agrees that the depositary has no obligation to seek payment of amounts owing from any current or prior beneficial owner. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case, the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split up or combination of ADRs or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto. Neither we nor the depositary nor any of our or its respective agents, shall be liable to ADR holders or beneficial owners of the ADSs for failure of any of them to comply with applicable tax laws, rules and/or regulations.
As an ADR holder or beneficial owner, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained, which obligations shall survive any transfer or surrender of ADSs or the termination of the deposit agreement.
Reclassifications, Recapitalizations and Mergers
If we take certain actions that affect the deposited securities, including (i) any split up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, insolvency or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:
•amend the form of ADR;
•distribute additional or amended ADRs;
•distribute cash, securities or other property it has received in connection with such actions;
•sell by public or private sale any securities or property received and distribute the proceeds as cash; or
•none of the above.
If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least thirty (30) days' notice of any amendment that imposes or increases any fees on a per ADS basis, charges or expenses (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication), applicable delivery expenses or other such fees, charges or expenses), or otherwise prejudices any substantial existing right of ADR holders or beneficial owners. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders and beneficial owners a means to access the text of such amendment. If an ADR holder or beneficial owner continues to hold an ADR or ADRs, or an interest therein, after being so notified, such ADR holder and any beneficial owner are deemed to agree to such amendment and to be bound by the deposit agreement as so amended. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.
Any amendments or supplements that (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs or ordinary shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders or beneficial owners. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations that would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the form of ADR (and all outstanding ADRs) at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the deposit agreement in such circumstances may become effective before a notice of such amendment or supplement is given to ADR holders or within any other period of time as required for compliance.
Notice of any amendment to the deposit agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the ADR holders identifies a means for ADR holders and beneficial owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC's, the depositary's or our website or upon request from the depositary).
How may the deposit agreement be terminated?
The depositary may at any time, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least thirty (30) days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered ADR holders unless a successor depositary shall not be operating under the deposit agreement within sixty (60) days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 60th day after our notice of removal was first provided to the depositary. Notwithstanding anything to the contrary in the deposit agreement, the depositary may terminate the deposit agreement (i) without notifying us, but subject to giving thirty (30) days' notice to the ADR holders, under the following circumstances: (a) in the event of our liquidation proceedings or insolvency, (b) if our ordinary shares are delisted from a “national securities exchange” (that has registered with the Commission under Section 6 of the Exchange Act), (c) if we effect (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, (d) there are no deposited securities with respect to ADSs remaining, including if the deposited securities are cancelled, or the deposit securities have been deemed to have no value, or (e) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities, and (ii) immediately without prior notice to the Company, any ADR holder or beneficial owner or any other person if (a) required by any law, rule or regulation relating to sanctions by any governmental authority or body, (b) the depositary would be subject to liability under or pursuant to any law, rule or regulation, or (c) required by any governmental authority or body, in each case under (ii) as determined by the depositary in its reasonable discretion.
If our shares are not listed and publicly traded on a stock exchange or in a securities market as of the date so fixed for termination or if, for any reason, the depositary does not sell the deposited securities, then after such date fixed for termination, the depositary shall use its reasonable efforts to ensure that the ADSs cease to be eligible for settlement within DTC and that neither DTC nor any of its nominees shall thereafter be an ADR holder. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is an ADR holder, to the extent we are not, to the depositary’s knowledge, insolvent or in liquidation, the depositary shall (i) cancel all outstanding ADRs; (ii) request DTC to provide the depositary with information on those holding ADSs through DTC and, upon receipt thereof, revise the ADR register to reflect the information provided by DTC; (iii) instruct its custodian to deliver all deposited securities to us, a subsidiary or affiliate of ours (the company representative) or an independent trust company engaged by us (the trustee) to hold those deposited securities in trust for the beneficial owners of the ADRs if we are not permitted to hold any of the deposited securities under applicable law and/or we have directed the depositary to deliver such deposited securities to the company representative or trustee along with a stock transfer form and/or such other instruments of transfer covering such deposited securities as are needed under applicable law, in either case referring to the names set forth on the ADR register and (iv) provide us with a copy of the ADR register.
Upon receipt of any instrument of transfer covering such deposited securities and the ADR Register, we have agreed that we or our trustee will, depending on what is legally required under local law, either deliver to each person reflected on such ADR register appropriate documentation to effect the transfer to such persons of the deposited securities previously represented by the ADSs evidenced by their ADRs, approve the transfer of the deposited securities previously represented by their ADRs to the persons listed on the ADR register (as applicable), procure the relevant updates to the register of members of the Company to reflect the transfer of the deposited securities previously represented by their ADRs to the persons listed on the ADR register (as applicable) and provide the depositary with a certified copy of the updated register of our shareholders.
To the extent the depositary reasonably believes that we are insolvent, or if we are in receivership and/or are otherwise in insolvent restructuring, administration or liquidation, and in any such case the deposited securities are not listed and publicly traded on a securities exchange after the termination date, or if, for any reason, the depositary believes it is not able to or cannot practicably sell the deposited securities promptly and without undue effort, the deposited securities shall be deemed to have no value (and such ADR holders shall be deemed to have instructed the depositary that the deposited securities have no value). The depositary may (and, by holding an ADR or an interest therein, all holders irrevocably consent and agree that the depositary may) instruct its custodian to deliver all deposited securities to an administrator, receiver, administrative receiver, liquidator, provisional liquidator, restructuring officer, interim restructuring officer, trustee, controller or other entity overseeing the insolvency, administration, insolvent restructuring or liquidation process and notify us that the deposited ordinary shares are surrendered for no consideration. The deposit agreement requires us, subject to applicable law, to promptly ensure that such entity accepts the surrender of the deposited ordinary shares for no consideration and deliver to the depositary a written notice confirming (i) the acceptance of the surrender of the deposited securities for no consideration and (ii) the cancellation of such deposited ordinary shares. Promptly after notifying us that the deposited ordinary shares are surrendered for no consideration and irrespective of whether we have complied with the immediately preceding sentence, the depositary shall notify ADR holders that their ADSs have been cancelled with no consideration being payable to such ADR holders.
Upon the depositary's compliance with the provisions of any of the above three paragraphs, the depositary and its agents shall be discharged from all, and cease to have any, obligations under the deposit agreement and the ADRs.
If our ordinary shares are listed and publicly traded on a securities exchange and the depositary believes that it is able, permissible and practicable to sell the deposited securities without undue effort, then the depositary may endeavor to publicly or privately sell (as long as it may lawfully do so) the deposited securities, which sale may be effected in a block sale/single lot transaction and, after the settlement of such sale(s), to the extent legally permissible and practicable, distribute or hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sale(s), less any amounts owing to the depositary (including, without limitation, cancellation fees), together with any other cash then held by it under the deposit agreement, in trust, without liability for interest, for the pro rata benefit of the holders entitled thereto. After making such sale, the depositary shall be discharged from all obligations in respect of the deposit agreement and the ADRs, except to account for such net proceeds and other cash.
Notwithstanding anything to the contrary, in connection with any such termination, the depositary may, in its sole discretion and without notice to us, establish an unsponsored American depositary share program (on such terms as the depositary may determine) for our ordinary shares and make available to ADR holders a means to withdraw the ordinary shares represented by the ADSs issued under the deposit agreement and to direct the deposit of such ordinary shares into such unsponsored American depositary share program, subject, in each case, to receipt by the depositary, at its discretion, of the fees, charges and expenses provided for under the deposit agreement and the fees, charges and expenses applicable to the unsponsored American depositary share program.
Limitations on Obligations and Liability
Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders, beneficial owners and others
Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:
•payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of ordinary shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;
•the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and
•compliance with such regulations as the depositary may establish consistent with the deposit agreement or as the depositary believes are required, necessary or advisable in order to comply with applicable laws, rules and regulations.
The issuance of ADRs, the acceptance of deposits of ordinary shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of ordinary shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed required, necessary or advisable by the depositary for any reason provided that the ability to withdraw ordinary shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of ordinary shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities. The depositary may close the ADR register (and/or any portion thereof) at any time or from time to time when deemed expedient by it.
The deposit agreement expressly limits the obligations and liability of the depositary, the depositary’s custodian or ourselves and each of our and their respective directors, officers, employees, agents and affiliates, provided, however, that no provision of the deposit agreement is intended to constitute a waiver or limitation of any rights that ADR holders or beneficial owners may have under the Securities Act or the Exchange Act, to the extent applicable. The deposit agreement provides that each of us, the depositary and our respective directors, officers, employees, agents and affiliates will:
•incur or assume no liability (including, without limitation, to ADR holders or beneficial owners) if any present or future law, rule, regulation, fiat, order or decree of the United States, the Commonwealth of Australia or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of the Company's constituent documents, any act of God, war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, extraordinary market conditions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyber, ransomware or malware attack, computer failure or circumstance our, the depositary's or our respective directors’, officers’, employees’, agents' or affiliates’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by any such party (including, without limitation, voting);
•incur or assume no liability (including, without limitation, to ADR holders or beneficial owners) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the deposit agreement it is provided shall or may be done or performed or any exercise or failure to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;
•incur or assume no liability (including, without limitation, to holders or beneficial owners) if it performs its obligations specifically set forth in the deposit agreement and ADRs without gross negligence or willful misconduct;
•in the case of the depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the ADSs or the ADRs;
•in the case of us and our agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the ADSs or the ADRs, which in our or our agents’ opinion, as the case may be, may involve us in expense or liability, unless indemnity satisfactory to us or our agent, as the case may be, against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be requested;

•not be liable (including, without limitation, to ADR holders or beneficial owners) for any action or inaction by it in reliance upon the advice of or information from any legal counsel, any accountant, any person presenting ordinary shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information and/or, in the case of the depositary, from us; or
•may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.
The depositary shall not be a fiduciary or have any fiduciary duty to ADR holders or beneficial owners. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any registered ADR holder has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders of issuers. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third-party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.
The depositary has no obligation to inform ADR holders or beneficial owners about the requirements of the laws, rules or regulations or any changes therein or thereto of the Commonwealth of Australia, the United States or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.
Additionally, none of the depositary, the custodian or us, or any of their or our respective directors, officers, employees, agents or affiliates shall be liable for the failure by any registered holder of ADRs or beneficial owner to obtain the benefits of credits or refunds of non-U.S. tax paid against such ADR holder's or beneficial owner's income tax liability. The depositary is under no obligation to provide the ADR holders and beneficial owners, or any of them, with any information about our tax status. None of us, the depositary, the custodian or any of our or their respective directors, officers, employees, agents or affiliates shall incur any liability for any tax or tax consequences that may be incurred by registered ADR holders or beneficial owners on account of their ownership or disposition of ADRs or ADSs.
Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy pursuant to the terms of the deposit agreement, or for the effect of any such vote. The depositary shall endeavor to effect any sale of securities or other property and any conversion of currency, securities or other property, in each case as is referred to or contemplated in the deposit agreement or the form of ADR, in accordance with the depositary's normal practices and procedures under the circumstances applicable to such sale or conversion, but shall have no liability (in the absence of its own willful default or gross negligence or that of its agents, officers, directors or employees) with respect to the terms of any such sale or conversion, including the price at which such sale or conversion is effected, or if such sale or conversion shall not be practicable, or shall not be believed, deemed or determined to be practicable by the depositary. Specifically, the depositary shall not have any liability for the price received in connection with any public or private sale of securities (including, without limitation, for any sale made at a nominal price), the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. The depositary shall not incur any liability in connection with or arising from any registration with the SEC of ADSs or shares, the offer or sale thereof in the United States, or any failure, inability or refusal by us or any other party, including any share registrar, transfer agent or other agent appointed by us, the depositary or any other party, to process any transfer, delivery or distribution of cash, ordinary shares, other securities or other property, including without limitation upon the termination of the deposit agreement, or otherwise to comply with any provisions of the deposit agreement that are applicable to it. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither the depositary nor us, nor any of our agents shall be liable for any indirect, special, punitive or consequential damages (excluding reasonable legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation, ADR holders or beneficial owners), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.
The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADSs.
Disclosure of Interest in ADSs
To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of, or interest in, deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you as ADR holders or beneficial owners agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. For instance, we reserve the right to instruct you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal directly with you as a holder and/or beneficial owner of ordinary shares.
Books of Depositary
The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary's direct registration system. Registered holders of ADRs may inspect such records at the depositary's office at all reasonable times, but solely for the purpose of communicating with other ADR holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register (and/or any portion thereof) may be closed at any time or from time to time, when deemed expedient by the depositary. The depositary will maintain facilities for the delivery and receipt of ADRs.
Appointment
In the deposit agreement, each registered holder of ADRs and each beneficial owner, upon acceptance of any ADSs or ADRs (or any interest in any of them) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:
•be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs,
•appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof; and
•acknowledge and agree that (i) nothing in the deposit agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto, nor establish a fiduciary or similar relationship among such parties, (ii) the depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about us, ADR holders, beneficial owners and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with us, ADR holders, beneficial owners and/or the affiliates of any of them, (iv) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to us, ADR holders, or beneficial owners may have interests, (v) nothing contained in the deposit agreement or any ADR(s) shall (a) preclude the depositary or any of its divisions, branches or affiliates from engaging in any such transactions or establishing or maintaining any such relationships, or (b) obligate the depositary or any of its divisions, branches or affiliates to disclose any such transactions or relationships or to account for any profit made or payment received in any such transactions or relationships, (vi) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary and (vii) notice to an ADR holder shall be deemed, for all purposes of the deposit agreement and the ADRs, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder's ADRs. For all purposes under the deposit agreement and the ADRs, the ADR holders thereof shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by such ADRs.
Consent to Jurisdiction
In the deposit agreement, we have submitted to the non-exclusive jurisdiction of the state and federal courts in New York, New York and appointed an agent for service of process on our behalf. Any action based on the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby may also be instituted by the depositary against us in any competent court in the Commonwealth of Australia, the United States and/or any other court of competent jurisdiction.
Under the deposit agreement, by holding or owning an ADR or ADS or an interest therein, ADR holders and beneficial owners each irrevocably agree that (i) any legal suit, action or proceeding against or involving holders or beneficial owners brought by us or the depositary, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby, may be instituted in a state or federal court in New York, New York, and by holding or owning an ADR or ADS or an interest therein each irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding and (ii) any legal suit, action or proceeding against or involving us and/or the depositary brought by holders or beneficial owners, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby, including, without limitation, claims under the Securities Act, may be instituted only in the United States District Court for the Southern District of New York (or in the state courts of New York County in New York if either (a) the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (b) the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable). In the deposit agreement each holder and beneficial owner irrevocably waives any objection which it may at any time have to the laying of venue of any such proceeding and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. This forum provision may increase your costs and limit your ability to bring a claim in a judicial forum that you find favorable for disputes with the depositary or us, or the depositary’s or our respective directors, officers or employees, which may discourage such lawsuits against the depositary, us and the depositary’s and our respective directors, officers or employees. However, it is possible that a court could find this choice of forum provision to be inapplicable or unenforceable. The enforceability of similar choice of forum provisions has been challenged in legal proceedings.

Jury Trial Waiver
In the deposit agreement, each party thereto (including, for the avoidance of doubt, each ADR holder and beneficial owner of, and/or holder of interests in, ADSs or ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of, based on or relating in any way to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory), including any claim under the U.S. federal securities laws.
The waiver of jury trial provision applies to all holders of ADSs, including purchasers who acquire ADSs on the secondary market. As the waiver relates to claims arising as a matter of contract in relation to the ADSs, we believe that, as a matter of construction of the clause, the waiver would likely to continue to apply to ADS holders who withdraw the ordinary shares represented by the ADSs from the ADS facility with respect to claims arising before the withdrawal, and the waiver would most likely not apply to ADS holders who subsequently withdraw the ordinary shares represented by ADSs from the ADS facility with respect to claims arising after the withdrawal. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.
If we or the depositary were to oppose a jury trial demand based on such waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a trial by jury. The waiver to right to a trial by jury in the deposit agreement is not intended to be deemed a waiver by any holder or beneficial owner of our or the depositary’s compliance with any provisions of U.S. federal securities laws or the rules and regulations promulgated thereunder.

SELLING SECURITYHOLDERS
Information about selling securityholders, if any and where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of any of the ADSs offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those ADSs.

PLAN OF DISTRIBUTION
We and/or any selling securityholder may sell the ADSs in one or more of the following ways (or in any combination) from time to time:
•through underwriters or dealers;
•directly to a limited number of purchasers or to a single purchaser;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market on an exchange or otherwise;
•through agents; or
•through any other method permitted by applicable law and described in the applicable prospectus supplement.
The prospectus supplement will state the terms of the offering of the ADSs, including:
•the name or names of any underwriters, dealers or agents;
•the purchase price of such ADSs and the proceeds to be received by us, if any;
•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•any public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchanges on which the ADSs may be listed.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale, the ADSs will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•negotiated transactions;
•at a fixed public offering price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to prevailing market prices; or
•at negotiated prices.
Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any ADSs will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of ADSs, if any are purchased.
The ADSs may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the ADSs and any commissions paid to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.
Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, ADSs may be sold on a daily basis on any stock exchange, market or trading facility on which the ADSs are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ADS sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ADSs. The terms of each such distribution agreement will be described in a prospectus supplement.

EXCHANGE CONTROLS
Australia has largely abolished exchange controls on investment transactions. The Australian dollar is freely convertible into U.S. dollars or other currencies. In addition, there are currently no specific rules or limitations regarding the export from Australia of profits, dividends, capital or similar funds belonging to foreign investors, except that certain payments to non-residents must be reported to the AUSTRAC, which monitors such transactions, and amounts on account of potential Australian tax liabilities may be required to be withheld unless a relevant taxation treaty can be shown to apply and under such there are either exemptions or limitations on the level of tax to be withheld.

LEGAL MATTERS
The validity of the issuance of the ordinary shares represented by the ADSs offered in this prospectus and certain other matters of Australian law will be passed upon for us by Herbert Smith Freehills Kramer, Melbourne, Australia. We are being represented by Troutman Pepper Locke LLP, Charlotte, North Carolina, with respect to certain legal matters as to U.S. federal law and New York State law. Additional legal matters may be passed upon for us, the selling securityholders (if any) or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

MATERIAL CHANGES
Except as described above or otherwise described in the 2025 Form 20-F and in our Form 6-Ks incorporated by reference into this prospectus, no reportable material changes have occurred since December 31, 2025.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting and a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of RLS (USA) Inc. because it was acquired by the Company in a purchase business combination during 2025) of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES
We are a public company limited by shares incorporated under the laws of Australia. Certain of our directors are non-residents of the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible or practicable for you to:
•effect service of process within the United States upon our non-U.S. resident directors or on us;
•enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the United States courts in any action, including actions under the civil liability provisions of U.S. securities laws;
•enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or
•bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.
You may also have difficulties enforcing, in courts outside the United States, judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws.
With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws. The disclosure in this section is not based on the opinion of counsel.
We have appointed our U.S. commercial affiliate, Telix Pharmaceuticals (US) Inc., as our agent to receive service of process with respect to any action brought against us under the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file annual reports on Form 20-F, reports on Form 6-K and other information with the SEC under the Exchange Act. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements. In addition, our officers, directors, and principal shareholders are currently exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act. However, absent an exemption from the SEC, and effective March 18, 2026, our officers and directors will be subject to the insider reporting obligations under Section 16(a) of the Exchange Act, including the requirements to file Forms 3, 4 and 5, pursuant to the Holding Foreign Insiders Accountable Act enacted on December 18, 2025.
The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is www.telixpharma.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You obtain a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•Our Annual Report on Form 20-F for the year ended December 31, 2025, filed by us with the SEC on February 20, 2026.
•The description of our ordinary shares and ADSs contained in our registration statement on Form 20FR12B (File No. 001-42128), filed by us with the SEC under Section 12(b) of the Exchange Act, on October 17, 2024, as amended on October 30, 2024, including any amendment or report filed for the purpose of updating such description.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (but only to the extent such reports on Form 6-K expressly state that they are incorporated by reference into the registration statement of which this prospectus forms a part) and prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Telix Pharmaceuticals (US) Inc.
11700 Exit 5 Pkwy, Suite 200
Fishers, Indiana 46037
Tel: (317) 588-9700

EXPENSES
The following table sets forth the expenses, other than any underwriting commissions or agency fees and other items constituting underwriters’ or agents’ compensation, expected to be incurred by us in connection with a possible offering of securities registered under the registration statement of which this prospectus is a part. All amounts are expected to be estimated other than the SEC registration fee.

SEC registration fee	(1)
FINRA filing fees	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing expenses	(2)
Miscellaneous expenses	(2)
Total	(2)
__________________
(1)Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement and is therefore not currently determinable.
(2)These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Telix Pharmaceuticals Limited
American Depositary Shares representing Ordinary Shares
PROSPECTUS
February 20, 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers.
Australian law. Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers (including directors), except to the extent of any of the following liabilities are incurred as an officer of the company:
•a liability owed to the company or a related body corporate of the company;
•a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA, 1317HB, 1317HC or 1317HE of the Australian Corporations Act;
•a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or
•legal costs incurred in defending an action for a liability incurred as an officer of the company if the costs are incurred:
◦in defending or resisting proceedings in which the person is found to have a liability for which they cannot be indemnified as set out above;
◦in defending or resisting criminal proceedings in which the person is found guilty;
◦in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for the court order); or
◦in connection with proceedings for relief to the person under the Australian Corporations Act, in which the court denies the relief.
Constitution. Our Constitution provides that, except to the extent prohibited by the law including under the Australian Corporations Act, we must indemnify every person who is or has been a director, alternate director or executive officer of the Company and such other officers or former officers of the Company or of its related bodies corporate as the board of directors in each case determines (each an “Officer”) against all losses, liabilities, costs, charges and expenses incurred by that person as an Officer.
Indemnification and Insurance Agreements. Pursuant to Deeds of Indemnity, Access and Insurance that we have entered into with our non-executive directors, and Deeds of Indemnity and Access that we have entered into with our executive officers, the forms of which are filed as exhibits to this registration statement, we have agreed to indemnify our executive officers and non-executive directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. We also maintain insurance policies that indemnify our directors and executive officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.
SEC Position. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits.

Incorporated by Reference to Filings Indicated
Exhibit Number	Exhibit Description	Form	File No.	Exhibit No.	Filing Date	Provided Herewith
1.1*	Underwriting Agreement

4.1	Constitution of the Company	20-FR12B/A	001-42128	1.2	10/30/2024

4.2	Deposit Agreement	20-FR12B/A	001-42128	2.1	10/30/2024

4.3	Form of American Depositary Receipt (included in Exhibit 4.2)	20-FR12B/A	001-42128	2.2	10/30/2024

4.4	Form of Deed of Indemnity, Access and Insurance					X

4.5	Form of Deed of Indemnity and Insurance					X

5.1	Opinion of Herbert Smith Freehills Kramer					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Herbert Smith Freehills Kramer (included in Exhibit 5.1.)					X

24.1	Power of Attorney (incorporated by reference to the signature page hereto).					X

107	Filing Fee Table					X
__________________
*To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 10. Undertakings.
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act, need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act, or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Form F-3.
(5)That, for the purpose of determining liability under the Securities Act of 1933, to any purchaser:
(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
(A)The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.
(d)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Melbourne, Australia on this 20th day of February, 2026.

TELIX PHARMACEUTICALS LIMITED

By:	/s/ Dr. Christian Behrenbruch
Name:	Dr. Christian Behrenbruch
Title:	Managing Director & Group Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Christian Behrenbruch, Darren Smith, Genevieve Ryan, and Christian Krautkramer, and each of them, his or her true and lawful attorneys in fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities indicated below as of February 20, 2026:

Signature	Title

/s/ Dr. Christian Behrenbruch	Managing Director & Group Chief Executive Officer (Principal Executive Officer)
Dr. Christian Behrenbruch

/s/ Darren Smith	Group Chief Financial Officer (Principal Financial and Accounting Officer)
Darren Smith

/s/ Mark Nelson	Director and Interim Chair
Mark Nelson

/s/ Marie McDonald	Director
Marie McDonald

/s/ Jann Skinner	Director
Jann Skinner

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of Telix Pharmaceuticals Limited, has signed this Registration Statement on February 20, 2026.

By:	/s/ Christian Krautkramer
Name:	Christian Krautkramer
Title:	Group Deputy General Counsel